Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-128342) of Caterpillar Inc. of our report dated June 25, 2024 relating to the financial statements and supplemental schedules of Caterpillar Inc. Tax Deferred Retirement Plan, which appears in this Form 11-K.

/s/ PricewaterhouseCoopers LLP

Dallas, Texas
June 25, 2024